     As Filed with the Securities and Exchange Commission on March 8, 2005
                                                     Registration No. 333-106838
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                         Post-Effective Amendment No. 7
                                       to
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ________________

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED (Exact Name of Registrant as Specified in Its Governing Instrument)

                              50 Rockefeller Plaza
                            New York, New York 10020
                                 (212) 492-1100

   (Address Including Zip Code, and Telephone Number, Including Area Code, of
    Registrants Principal Executive Offices)
                                ________________

                                 Wm. Polk Carey
                 Corporate Property Associates 16 Incorporated
                              50 Rockefeller Plaza
                            New York, New York 10020
                                 (212) 492-1100

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
  of Agent for Service)
                                ________________

                                    Copy to:
                          Michael B. Pollack, Esquire
                                 Reed Smith LLP
                   2500 One Liberty Place, 1650 Market Street
                        Philadelphia, Pennsylvania 19103
                                ________________

Approximate date of commencement of proposed sale to the public: As soon as possible after effectiveness of the Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

================================================================================

Deregistration Of Certain Securities

In accordance with the undertakings given by the Registrant in the Registration Statement on Form S-11 filed on July 3, 2003 (Registration No. 333-106838), which became effective on December 12, 2003, the Registrant files this amendment to deregister 54,646,636 shares of its Common Stock that remain unsold pursuant to the Registrant's primary offering under the Registration Statement. Also registered under the Registration Statement were 50,000,000 shares of the Registrant's Common Stock to be sold pursuant to the Registrant's Distribution Reinvestment and Share Purchase Plan (the "Plan Shares"). The unsold Plan Shares are expressly not being deregistered hereby, and the Registrant will continue to issue and sell its Common Stock under its Distribution Reinvestment and Share Purchase Plan pursuant to the Registration Statement, as the same may be amended or supplemented from time to time.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-effective Amendment No. 7 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 8, 2005

                              CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL
                              INCORPORATED

                              By: /s/  SUSAN C. HYDE
                                  --------------------------------
                                  Susan C. Hyde
                                  Executive Director and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.


  Wm. Polk Carey          Chairman of the Board and                 *
                          Director of the Registrant (Co-    ------------------
                          Principal Executive Officer)          Wm. P. Carey
                                                                March 8, 2005

  Gordon F. DuGan         Director, Vice-Chairman and               *
                          Co-Chief Executive Officer of      -------------------
                          the Registrant (Co-Principal         Gordon F. DuGan
                          Executive Officer)                    March 8, 2005

  Warren G. Wintrub       Independent Director of the               *
                          Registrant                         ------------------
                                                              Warren G. Wintrub
                                                                 March 8, 2005

  Elizabeth P. Munson     Independent Director of the               *
                          Registrant                         -------------------
                                                             Elizabeth P. Munson
                                                                March 8, 2005

  John J. Park            Managing Director and Chief               *
                          Financial Officer                  -------------------
                                                                John J. Park
                                                                March 8, 2005


* By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on behalf of the persons indicated.

/s/ SUSAN C. HYDE
--------------------
*Attorney-in-fact

March 8, 2005